Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Other	38,400,841	$1.10	$42,240,925.10	0.00014760	$6,234.76
	Total Offering Amounts					$42,240,925.10		$6,234.76
	Total Fees Previously Paid							$6,938.01	(4)
	Total Fee Offsets							-
	Net Fee Due							$0.00

(1)	The shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”), will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of Common Stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(2)	This registration statement registers the resale of up to: (i) 11,159,589 shares of Common Stock held by certain selling stockholders; (ii) 1,161,252 shares of Common Stock that are issuable upon the exercise of warrants to purchase shares of Common Stock by certain selling stockholders; and (iii) up to 26,080,000 shares of Common Stock that the Registrant has issued or may issue and sell to a certain Selling Stockholder, YA II PN LTD, a Cayman Islands exempt limited company (“Yorkville”) from time to time pursuant to the Standby Equity Purchase Agreement (the “SEPA”), dated July 8, 2024, which consists of (A) 80,000 shares of Common Stock the Registrant issued to Yorkville in connection with the execution of the SEPA and (B) up to 26,000,000 shares of Common Stock that may be issued to Yorkville pursuant to the SEPA.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the Common Stock as reported on the Nasdaq Capital Market on August 9, 2024.

(4)	The Registrant previously paid a registration fee of $6,938.01 in connection with the initial filing of the Registration Statement on Form S-1 filed on July 18, 2024.